UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   June 4, 2010

JAVO BEVERAGE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26897	48-1264292
(State or other jurisdiction of incorporation)	(Commission File Number)	I.R.S. Employer Identification Number

1311 Specialty Drive, Vista, CA	92081
(Address of principal executive office)	(Zip Code)

(760) 560-5286
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On June 4, 2010, Javo Beverage Company, Inc. (the “Company”) held an annual meeting of stockholders to: (i) elect seven directors, nominated by the Company’s Board of Directors, to hold office until the 2011 Annual Meeting of Stockholders and (ii) adopt an amendment of Article 4, Section 1 of the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from three hundred million (300,000,000) to four hundred million (400,000,000).

The number of shares of common stock entitled to vote at the annual meeting was 298,803,343.  The number of shares of common stock present or represented by valid proxy at the annual meeting was 253,481,401.  All matters submitted to a vote of our stockholders at the annual meeting were approved and all director nominees were elected.

The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

(i)   Election of seven directors.

Director Nominee	Votes For	Votes Withheld
Ronald S. Beard	152,198,424	11,169,247
Jerry W. Carlton	152,226,924	11,140,747
Scott P. Dickey	152,234,199	11,133,472
Stanley L. Greanias	152,338,979	11,028,692
Terry C. Hackett	152,057,524	11,310,147
Stanley A. Solomon	152,315,579	11,052,092
Richard B. Specter	152,334,729	11,032,942

There were 90,113,730 broker non-votes regarding the election of directors.

Cody Ashwell and William Baker were withdrawn as director nominees in advance of the meeting following Mr. Ashwell's resignation as Chief Executive Officer and a director and Mr. Baker's death.

(ii)    Amendment of Article 4, Section 1 of the Company’s Certificate of Incorporation

Stockholders approved an amendment of Article 4, Section 1 of the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from three hundred million (300,000,000) to four hundred million (400,000,000).  The results of the voting included 207,587,791 votes for, 27,334,234 votes against and 18,559,376 votes abstained.

There were no broker non-votes regarding this proposal.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAVO BEVERAGE COMPANY, INC.

Date: June 8, 2010	By:	/s/ Richard A. Gartrell
	Name:	Richard A. Gartrell
	Title:	Chief Financial Officer

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